UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 29, 2011

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 29, 2011, the Registrant entered into a seventh amendment (the “Amendment”) to its credit agreement with Sovereign Bank, dated as of August 13, 2007, as amended as of October 22, 2008, July 7, 2009, May 21, 2010, March 14, 2011, May 10, 2011 and September 1, 2011 (the “Credit Agreement”), which increases the existing revolving credit facility under the Credit Agreement from an aggregate of $13,000,000 to an aggregate of $18,000,000 and extends the term of earlier terminating revolving credit loans to August 2014.  The Amendment also provides for (i) a reduction in the interest rate of borrowings under the revolving credit facility to 2.75% in excess of the Libor rate or Sovereign Bank’s prime rate, as elected by the Registrant in accordance with the Credit Agreement, (ii) a reduction in the commitment fee to a rate of 0.4% per annum on the average daily unused portion of the revolving credit commitment, commencing December 31, 2011 and (iii) the addition of a covenant to the Credit Agreement requiring that the Registrant maintain a ratio of Unsubordinated Liabilities to Capital Base (as such terms are defined in the Credit Agreement) of no greater than 1.0 to 1.0.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Seventh Amendment to Credit Agreement, dated as of November 29, 2011 by and between CPI Aerostructures, Inc. and Sovereign Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 30, 2011                                                                CPI AEROSTRUCTURES, INC.

By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Seventh Amendment to Credit Agreement, dated as of November 29, 2011 by and between CPI Aerostructures, Inc. and Sovereign Bank.